EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 9, 1996 appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
Houston, Texas
September 23, 1997